Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-256521, 333-263343, 333-268071, 333-269727, 333-276372, and 333-284210) and Form S-3 (Nos. 333-274521 and 333-281822) of Day One Biopharmaceuticals, Inc. of our report dated February 24, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 24, 2026